                                                                     EXHIBIT 3.1
                             RESTATED CERTIFICATE

                                       OF

                                 INCORPORATION

                                       OF

                            SEAGATE TECHNOLOGY, INC.


     The undersigned, Marianne Stark, Sole Incorporator of Seagate Technology, Inc. (the "corporation"), pursuant to Sections 241 and 245 of the Delaware General Corporation Law, certifies as follows:

     FIRST: That the name of the corporation is Seagate Technology, Inc. The corporation was incorporated on September 23, 1986.

     SECOND: That the Sole Incorporator of this corporation determined it to be in the best interests of this corporation to amend the Certificate of Incorporation to delete certain limitations on rights of stockholders, and thereafter to restate the Certificate of Incorporation as so amended to be in the form attached hereto as Exhibit A.

     THIRD:  No directors of the corporation have been elected or appointed.

     FOURTH: That no stock has been issued, nor has payment for any stock been received.

     IN WITNESS WHEREOF, said Seagate Technology, Inc. has caused this Certificate to be signed by Marianne Stark, its Sole Incorporator, this 30th day of September, 1986.

                                    SEAGATE TECHNOLOGY, INC.


                                    By: /s/ Marianne Stark
                                        ----------------------------------
                                         Marianne Stark, Sole Incorporator

                                   EXHIBIT A

                     RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                            SEAGATE TECHNOLOGY, INC.


     1. The name of the corporation is Seagate Technology, Inc. (the "Corporation").

     2. The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, zip code 19801. The name of its registered agent at such address is The Corporation Trust Company.

     3. The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     4. (a) The Corporation is authorized to issue two classes of shares to be designated, respectively, "Preferred Stock" and "Common Stock." The total number of shares which this corporation shall have the authority to issue is Eighty-Two Million (82,000,000), of which One Million (1,000,000) shall be Preferred Stock and Eighty-One Million (81,000,000) shall be Common Stock. The Preferred Stock and the Common Stock shall each have a par value of $.01 per share, and the aggregate par value of all shares of Preferred Stock is $10,000 and of all shares of Common Stock is $810,000.

         (b) The shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this Article 4, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

         The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

         (a) The number of shares constituting that series and the distinctive designation of that series;

         (b) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

         (c) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

         (d) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

         (e) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

         (f) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

         (g) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series;

         (h) Any other relative or participating rights, preferences and limitations of that series.

     5.  The name and mailing address of the incorporator are as follows:

         Marianne Stark
         Wilson, Sonsini, Goodrich & Rosati
          Professional Corporation
         Two Palo Alto Square, Suite 900
         Palo Alto, CA 94306

     6.  The Corporation is to have perpetual existence.

     7. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation.

     8. The number of directors which will constitute the whole Board of Directors of the Corporation shall be as specified in the Bylaws of the Corporation.

     9. At all elections of directors of the corporation, each holder of stock or of any class or classes or of a series or series thereof shall be entitled to as many votes as shall equal the number of votes which (except for such provision as to cumulative voting) he would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number of directors to be elected by him, and he may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them as he may see fit.

    10. Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

    11. To the fullest extent permitted by the Delaware General Corporation Law as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Neither any amendment nor repeal of this Article 12, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article 12, shall eliminate or reduce the effect of this Article 12 in respect of any matter occurring, or any cause of action, suit or claim that, but for this
Article 12, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

    12. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                             CERTIFICATE OF MERGER

                                       OF

                               SEAGATE TECHNOLOGY
                            A CALIFORNIA CORPORATION

                                      INTO

                            SEAGATE TECHNOLOGY, INC.


     The undersigned corporation does hereby certify:

     FIRST: That the name and state of incorporation of each of the constituent corporations of the merger are as follows:

                   NAME                         STATE OF INCORPORATION
         ------------------------              ------------------------
            Seagate Technology                        California
         Seagate Technology, Inc.                      Delaware

     SECOND: That an Agreement and Plan of Merger (the "Merger Agreement") between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of subsection (c) of Section 252 of the General Corporation Law of the State of Delaware and that the effective time of the merger shall be noon eastern standard time on the day on which this Certificate is filed with the Secretary of State of the State of Delaware.

     THIRD: That the name of the surviving corporation of the merger is Seagate Technology, Inc., a Delaware corporation.

     FOURTH: That the Certificate of Incorporation of Seagate Technology, Inc., a Delaware corporation, shall be the certificate of incorporation of the surviving corporation.

     FIFTH: That the executed Merger Agreement is on file at the principal place of business of the surviving corporation. The address of said principal place of business is 920 DiskDrive, Scotts Valley, California 95066.

     SIXTH: That a copy of the Merger Agreement will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

     SEVENTH: That the authorized capital stock of Seagate Technology, a California corporation, is 81,000,000 shares of Common Stock, no par value, and 1,000,000 shares of Preferred Stock, no par value.

                                    SEAGATE TECHNOLOGY, INC.
                                    a Delaware corporation


                                    By: /s/ David T. Mitchell
                                        -----------------------------
                                         David T. Mitchell, President

ATTEST:


/s/ Donald L. Waite
--------------------------
Donald L. Waite, Secretary

               CERTIFICATE OF DESIGNATION OF RIGHTS, PREFERENCES

                               AND PRIVILEGES OF

                     SERIES A PARTICIPATING PREFERRED STOCK

                                       OF

                            SEAGATE TECHNOLOGY, INC.


                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware


     We, Alan F. Shugart and Donald L. Waite, the Chairman of the Board and Chief Executive Officer and the Secretary, respectively, of Seagate Technology, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 103 thereof, DO HEREBY CERTIFY:

     That pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation of the said Corporation, the said Board of Directors on November 21, 1988 adopted the following resolution creating a series of 800,000 shares of Preferred Stock designated as Series A Participating Preferred Stock:

     "RESOLVED:  That pursuant to the authority vested in the Board of Directors
      --------
     of the corporation by the Restated Certificate of Incorporation, the Board of Directors does hereby provide for the issue of a series of Preferred Stock, $.01 par value, of the Corporation, to be designated "Series A Participating Preferred Stock", initially consisting of 800,000 shares and to the extent that the designations, powers, preferences and relative and other special rights and the qualifications, limitations and restrictions of the Series A Participating Preferred Stock are not stated and expressed in the Restated Certificate of Incorporation, does hereby fix and herein state and express such designations, powers, preferences and relative and other special rights and the qualifications, limitations and restrictions thereof, as follows (all terms used herein which are defined in the Restated Certificate of Incorporation shall be deemed to have the meanings provided therein):

     Section  1.  Designation and Amount.  The shares of such series shall be
                  ----------------------
designated as "Series A Participating Preferred Stock", par value $.01 per share, and the number of shares constituting such series shall be 800,000.

     Section   2.  Dividends and Distributions.
                   ---------------------------

               (A) Subject to the prior and superior right of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Participating Preferred Stock with respect to dividends, the holders of shares of Series A Participating Preferred Stock shall be entitled to receive when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of September, December, March and June in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to, subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock of the Corporation (the "Common Stock") since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Participating Preferred Stock. In the event the Corporation shall at any time after December 19, 1988 (the "Rights Declaration Date") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Participating Preferred Stock were entitled immediately prior to such event under the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

               (B) The Corporation shall declare a dividend or distribution on the Series A Participating Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock).

               (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

     Section  3.  Voting Rights.  The holders of shares of Series A
                  -------------
Participating Preferred Stock shall have the following voting rights:

              (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Participating Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

              (B) Except as otherwise provided herein or by law, the holders of shares of Series A Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

              (C) Except as required by law, holders of Series A Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

     Section  4.  Certain Restrictions.
                  ---------------------

              (A) The Corporation shall not declare any dividend on, make any distribution on, or redeem or purchase or otherwise acquire for consideration any shares of Common Stock after the first issuance of a share or fraction of a share of Series A Participating Preferred Stock unless concurrently therewith it shall declare a dividend on the Series A Preferred Stock as required by Section 2 hereof.

              (B) Whenever quarterly dividends or other dividends or distributions payable on the Series A Participating Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not

                   (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Participating Preferred Stock;

                   (ii) declare or pay dividends on, make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with Series A Participating Preferred Stock, except dividends paid ratably on the Series A Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                   (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Participating Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Participating Preferred Stock;

                   (iv) purchase or otherwise acquire for consideration any shares of Series A Participating Preferred Stock, or any shares of stock ranking on a parity with the Series A Participating Preferred Stock except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

              (C) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

     Section  5.  Reacquired Shares.  Any shares of Series A Participating
                  -----------------
Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

     Section  6.  Liquidation, Dissolution or Winding Up.
                  --------------------------------------

              (A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Participating Preferred Stock shall have received $36,000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series A Liquidation Preference"). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 1,000 (as appropriately adjusted as set forth in subparagraph (C) below to reflect such events as stock splits, stock dividends and recapitalization with respect to the Common Stock) (such number in clause (ii), the "Adjustment Number"). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Participating Preferred Stock and Common Stock, respectively, holders of Series A Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

              (B) In the event, however, that there are not sufficient assets available to permit payment in full to the Series A Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, which rank on a parity with the Series A Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preference. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

              (C) In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the out-standing Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were immediately prior to such event.

     Section  7.  Consolidation, Merger, etc.  In case the Corporation shall
                  --------------------------
enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     Section  8.  No Redemption.  The shares of Series A Participating Preferred
                  -------------
Stock shall not be redeemable.

     Section  9.  Ranking.  The Series A Participating Preferred Stock shall
                  -------
rank junior to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

     Section  10.  Amendment.  The Certificate of Incorporation of the
                   ---------
Corporation shall not be further amended in any manner which would materially alter or change the powers, preference or special rights of the Series A Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series A Participating Preferred Stock, voting separately as a class.

     Section  11.  Fractional Shares.  Series A Participating Preferred Stock
                   -----------------
may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Participating Preferred Stock."

     IN WITNESS WHEREOF, we have executed and subscribed this Certificate and do affirm the foregoing as true under the penalties of perjury this 21st day of November, 1988.



                                    /s/ Alan F. Shugart
                                    ------------------------------------------
                                    Alan F. Shugart, Chairman of the Board and
                                    Chief Executive Officer


ATTEST:


/s/ Donald L. Waite
--------------------------
Donald L. Waite, Secretary

                          CERTIFICATE OF AMENDMENT OF

                     RESTATED CERTIFICATE OF INCORPORATION

                          OF SEAGATE TECHNOLOGY, INC.


     Robb A. Kundtz and David A. Drennan certify that:

     1. They are the Vice President, Administration and Assistant Secretary, respectively, of Seagate Technology, Inc., a Delaware corporation.

     2. Article 4(a) of the Restated Certificate of Incorporation of this corporation is amended to read as follows:

     "The Corporation is authorized to issue two classes of shares to be designated, respectively, "Preferred Stock" and "Common Stock." The total number of shares which this Corporation shall have the authority to issue is Two Hundred One Million (201,000,000), of which One Million (1,000,000) shall be Preferred Stock and Two Hundred Million (200,000,000) shall be Common Stock.
The Preferred Stock and the Common Stock shall each have a par value of $.01 per share, and the aggregate par value of all shares of Preferred Stock is $10,000 and of all shares of Common Stock is $2,000,000."

     3. The foregoing amendment of the Restated Certificate of Incorporation has been duly approved by the board of directors.

     4. The foregoing amendment of the Restated Certificate of Incorporation has been duly approved by the required vote of stockholders in accordance with
Section 216 of the General Corporation Law and Article II, Section 9 of the Bylaws of the Corporation.

     We further declare under penalty of perjury under the laws of the State of Delaware that the matters set forth in this certificate are true and correct of our own knowledge.

Date:  April 24, 1990

                                    /s/ Robb A. Kundtz
                                    -------------------------------------
                                    Robb A. Kundtz, Vice President,
                                      Administration


                         ATTEST:    /s/ David A. Drennan
                                    -------------------------------------
                                    David A. Drennan, Assistant Secretary

                       CERTIFICATE OF ELIMINATION OF THE
                     CERTIFICATE OF DESIGNATION OF RIGHTS,
                         PREFERENCES AND PRIVILEGES OF
                     SERIES A PARTICIPATING PREFERRED STOCK
                                       OF
                            SEAGATE TECHNOLOGY, INC.

                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware


     We, Alan F. Shugart and Donald L. Waite, the Chairman of the Board and Chief Executive Officer and the Secretary, respectively, of Seagate Technology, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provision of Section 103 thereof, DO HEREBY CERTIFY:

     That pursuant to the authority conferred upon the Board of Directors by the Restated Certificate of Incorporation of the said corporation, the said Board of Directors on October 27, 1994 adopted the following resolution eliminating the series of 800,000 shares of Preferred Stock designated as Series A Participating Preferred Stock:

     "RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation by the restated Certificate of Incorporation, the Board of Directors has determined that as none of the authorized shares of the Series A Participating Preferred Stock, consisting of 800,000 shares, $.01 par value, are outstanding, and as none of the authorized shares of the Series A Participating Preferred Stock will be issued pursuant to the Certificate of Designation of Rights, Preferences and Privileges of Series A Participating Preferred Stock previously filed with the Secretary of State of the State of Delaware on December 5, 1988, the Board hereby resolves that the Series A Participating Preferred Stock shall be eliminated."

     IN WITNESS WHEREOF, we have executed and subscribed this Certificate and do affirm the foregoing as true under penalties of perjury this 1st day of December, 1994.


                                    /s/ Alan F. Shugart
                                    -------------------------
                                    Alan F. Shugart
                                    Chairman of the Board and
                                    Chief Executive Officer

ATTEST:


/s/ Donald L. Waite
--------------------------
Donald L. Waite, Secretary

                        CERTIFICATE OF AMENDMENT OF THE
                     RESTATED CERTIFICATE OF INCORPORATION
                          OF SEAGATE TECHNOLOGY, INC.

     Alan F. Shugart and Donald L. Waite certify that:

     1. They are the President, Chief Executive Officer and Chairman of the Board and the Executive Vice President, Chief Administrative Officer, Chief Financial Officer, and Secretary, respectively, of SEAGATE TECHNOLOGY, INC., a Delaware corporation.

     2. Article 4(a) of the Restated Certificate of Incorporation of this corporation is amended in its entirety to read as follows:

               "The Corporation is authorized to issue two classes of shares to be designated, respectively, "Preferred Stock" and "Common Stock." The total number of shares which the Corporation shall have authority to issue is Six Hundred One Million (601,000,000), of which One Million (1,000,000) shall be Preferred Stock and Six Hundred Million (600,000,000) shall be Common Stock. The Preferred Stock and the Common Stock shall each have a par value of $0.01 per share, and the aggregate par value of all shares of Preferred Stock is $10,000 and of all shares of Common Stock is $6,000,000."

     3. The foregoing amendment of the Restated Certificate of Incorporation has been duly approved by this corporation's Board of Directors in accordance with Section 242 of the Delaware General Corporation Law.

     4. The foregoing Amendment of the Restated Certificate of Incorporation has been duly approved by the stockholders in accordance with Sections 216 and 242 of the Delaware General Corporation Law and the Bylaws of this corporation.

     We hereby further declare and certify under penalty of perjury under the laws of the State of Delaware that the facts set forth in the foregoing certificate are true and correct of our own knowledge and that this Certificate of Amendment is our act and deed.

     Executed at Scotts Valley, California, this 24th day of October, 1996.


                         /s/ Alan F. Shugart
                         -------------------------------------------------------
                         Alan F. Shugart, President, Chief Executive Officer and
                           Chairman of the Board


ATTEST:                  /s/ Donald L. Waite
                         -------------------------------------------------------
                         Donald L. Waite, Executive Vice President, Chief
                           Administrative Officer, Chief Financial Officer and Secretary